UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2009
COVANTA HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of Principal Executive Offices)	(Zip Code)
(973) 882-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     The stockholders of Covanta Holding Corporation (the “Company”) approved amendments (the “Amendments”) to the Company’s Equity Award Plan for Employees and Officers (the “Plan”) at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Meeting”) held on May 7, 2009. The executive officers of the Company are among the officers and employees of the Company who receive awards under the Plan. The Amendments permit the Company to issue additional types of long-term incentive performance awards under the Plan in the form of restricted stock units, performance shares and performance units. The Amendments also amend the Plan to include the performance criteria and other material terms for performance-based compensation granted under the Plan in accordance with section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors of the Company had adopted the Amendments on February 26, 2009, subject to stockholder approval.
     Additional information regarding the Amendments is included in the Company’s proxy statement for its 2009 Annual Meeting under “Proposal Number 2”—Approval of Amendments to Equity Award Plan for Employees and Officers”, filed with the Securities and Exchange Commission on April 2, 2009, which is incorporated herein by reference. The description in this Item 5.02 of the Amendments is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit

10.1	Equity Award Plan for Employees and Officers, as amended by the Board of Directors through February 26, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 12, 2009

COVANTA HOLDING CORPORATION (Registrant)
By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson
	Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Equity Award Plan for Employees and Officers, as amended by the Board of Directors through February 26, 2009.